UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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pdvWireless, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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pdvWireless, Inc.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

June 29, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders of pdvWireless, Inc. on Wednesday, August 10, 2016 at 9:00 a.m. Eastern Daylight Time.  The meeting will be held at the Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004.

On or before July 1, 2016, we expect to mail to our stockholders of record at the close of business on June 15, 2016 our proxy materials, including our Proxy Statement, proxy card and Annual Report to Stockholders for the fiscal year ended March 31, 2016.  The matters to be acted upon are described in the Proxy Statement.  Following the formal business of the meeting, we will respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly.  You may vote by proxy over the internet, by telephone or by mail by following the instructions on the enclosed proxy card.  If you attend the meeting, you will, of course, have the right to revoke your proxy and vote your shares in person.  If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from your broker, bank, trustee, or other nominee on how to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

John C. Pescatore
Chief Executive Officer and President

PDVWIRELESS, INC.
NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2016

To Our Stockholders:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of pdvWireless, Inc. (the “Company,” “we,” “our,” and “us”) will be held at the Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004 on Wednesday, August 10, 2016 at 9:00 a.m. Eastern Daylight Time for the following purposes:

1.To elect our seven existing directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified;

2.To ratify the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and

3.To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR proposal 2.  Stockholders of record at the close of business on June 15, 2016 are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof.  For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting, during ordinary business hours at our corporate offices located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

All stockholders are invited to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.  Telephone and internet voting are available.  For specific instructions on voting, please refer to the instructions on your proxy card.  If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:  Our Annual Report and Proxy Statement are available at http://www.viewproxy.com/pdvWireless/2016.

By Order of the Board of Directors

John C. Pescatore
Chief Executive Officer and President
June 29, 2016

2016 Proxy Statement Summary

To assist you in reviewing the Proxy Statement for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of pdvWireless, Inc. (the “Company,” “we,” “our,” and “us”), we call your attention to the following summary information about the Annual Meeting and our corporate governance framework.  For more complete information, please review this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2016 (“Fiscal 2016”).  We encourage you to vote your shares at the Annual Meeting.  If you are unable to attend the Annual Meeting in person, we encourage you to submit a proxy so that your shares will be represented and voted.

Annual Meeting of Stockholders

Date and Time:	August 10, 2016 at 9:00 a.m. Eastern Daylight Time.
Place:	The Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004.
Record Date:	June 15, 2016.
Voting:

If you were a “stockholder of record” or beneficial owner of shares held in “street name” as of the Record Date, you may vote your shares.  You may vote in person at the Annual Meeting or by the Internet, telephone or mail.  See the “General Information—Voting Instructions” in this Proxy Statement for more detail regarding how you may vote your shares.

Admission:

You are entitled to attend the Annual Meeting if:  (i) you were a stockholder as of the Record Date (or you are attending as a named representative of a stockholder, or you are an immediate family member attending as a guest of a stockholder); and (ii) you present proof of ownership of our common stock as of the Record Date.  In addition, all stockholders, immediate family member guests and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.  Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the broker, bank, trustee, or nominee.

Please be advised that all purses, briefcases, bags, etc. may be subject to inspection.  The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

Proposals and Voting Recommendations

	Board Vote Recommendation	Page References (for more detail)
Proposals:

(1) Election of seven directors to hold office until the 2017 annual meeting of Stockholders and until their respective successors are elected and qualified.	FOR EACH NOMINEE	30

(2) Ratification of the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2017.	FOR	31

i

Director Nominees

The following table provides summary information about each of the individuals nominated for election at the Annual Meeting:

			Experience/	Current Committee
Name	Age	Principal Occupation	Qualifications	Memberships	Independent?
Brian D. McAuley	75	Chairman of the Board	• Leadership	None	No
			• Industry
			• Finance
			• Board experience

Morgan E. O’Brien	71	Vice Chairman of the	• Leadership	None	No
		Board	• Industry
			• Regulatory
			• Board experience

John C. Pescatore	52	Chief Executive Officer	• Leadership	None	No
		and President	• Industry
			• Management
			• Accounting

T. Clark Akers	58	Managing Director,	• Leadership	Audit,	Yes
		FBR & Co.	• Industry	Nominating
			• Finance	and Corporate
			• Board experience	Governance

Andrew Daskalakis	82	President,	• Leadership	Compensation,	Yes
		AMK International	• Industry	Nominating
			• Operations	and Corporate
			• Board experience	Governance

Peter G. Schiff	64	Managing Partner,	• Leadership	Audit,	Yes
		Northwood Capital	• Finance	Compensation,
		Partners	• Industry	Nominating
			• Board experience	and Corporate
				Governance

John C. Sites	64	Partner, Wexford Capital	• Leadership	Audit,	Yes
			• Finance	Compensation
			• Market
			• Board experience

Corporate Governance Summary Facts

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Size of Board (set by the Board)	7
Number of Independent Directors	4
Chairman and CEO	Separate
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Annual Director Elections	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diverse Board (as to background, experience and skills)	Yes

Executive Compensation for Fiscal 2015 and Fiscal 2016

Our Compensation Committee reviews and approves all compensation decisions relating to our executive officers, including our named executive officers, and oversees and administers our executive compensation program.  Our independent directors acting as a Special Committee established by the Board of Directors effectively served as the compensation committee and approved a number of compensation decisions during Fiscal 2015 in connection with the recapitalization of the Company and our June 2014 private placement financing.

Our Compensation Committee is focused on designing a compensation program that attracts, retains, and incentivizes talented executives, motivates them to achieve our key financial, operational, and strategic goals, and rewards them for superior performance. It is also focused on ensuring that our compensation program aligns our executive officers’ interests with those of our stockholders by rewarding their achievement of specific corporate and individual performance goals.

In June 2014, our independent directors established our initial executive compensation program, consisting of a base salary, an annual performance-based cash bonus program and a long-term equity award plan consisting of the grant of time-based stock options.  At that time, we were a private company, and had just completed a recapitalization and the private placement in which we raised funds to purchase our 900 MHz spectrum.  The time-based stock option awards issued to our executive officers in Fiscal 2015 (the period from April 1, 2014 to March 31, 2015) reflected the recapitalization of the Company and the fact that many of our executive officers and key employees were new hires and received their initial equity awards upon joining our Company during Fiscal 2015.

Because our executive officers received stock option awards in June 2014 or thereafter upon joining the Company, our Compensation Committee elected not to grant equity awards to our executive officers at the beginning of Fiscal 2016 (the period from April 1, 2015 to March 31, 2016).  In August 2015, the Compensation Committee retained Pearl Meyer & Partners, LLC, as its independent compensation consultant, to assist it in selecting an appropriate peer group of public companies for purposes of executive compensation and to evaluate our compensation program and the compensation levels we currently offer to our executive officers.  Based on this evaluation, the Compensation Committee issued time-based and performance-based equity awards in January 2016 to our executive officers.  Although these equity awards were granted during Fiscal 2016 and are included in the compensation tables included in this proxy statement, the Compensation Committee granted these equity awards as the long-term equity award component of the compensation our executive officers will receive for Fiscal 2017 (the period from April 1, 2016 to March 31, 2017).

v

PDVWIRELESS, INC.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 10, 2016

This Proxy Statement, along with a proxy card,
is being mailed to our stockholders on or before July 1, 2016

GENERAL INFORMATION

We have mailed these proxy materials to you in connection with the solicitation by the Board of Directors (our “Board” or the “Board of Directors”) of pdvWireless, Inc. of proxies to be voted at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, August 10, 2016 at the Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004 at 9:00 a.m. Eastern Daylight Time and any adjournments or postponements thereof.  References in this proxy statement to the “Company,” “we,” “our,” and “us” are to pdvWireless, Inc. and its subsidiaries.

Record Date

Holders of shares of our common stock (the “common stock”), our only class of issued and outstanding voting securities, at the close of business on June 15, 2016 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting.  As of June 15, 2016, 14,300,790 shares of our common stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company.  As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by the Company or to vote in person at the Annual Meeting.  All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement and in favor of ratifying PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization.  If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization.  As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.  If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.

Broker Non-Votes

Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner.  Under the rules that govern brokers, banks, trustees and other nominees, these entities have the discretion to vote on routine matters, but not on non-routine matters.  The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm.  The remaining proposal, the election of directors, is considered to be a non-routine matter.  As a result, if you do not provide your broker, bank, trustee, or nominee with voting instructions on this non-routine matter, your shares will not be voted for the Company’s director nominees.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.”  For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.  These exemptions include reduced disclosure obligations regarding the compensation of our executive officers.  In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.  We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year following January 26, 2020, (b) the last day of the fiscal year in which we have total annual gross revenues of at least $1.0 billion, (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million when measured as of the end of our prior second fiscal quarter (currently September 30th), or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.  Accordingly, the information contained in this Proxy Statement and the matters to be voted on at the Annual Meeting may not be as extensive as the information and proxy proposals submitted by other public companies that are not emerging growth companies.

Voting Matters

Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting during normal business hours at our executive offices for a period of at least 10 days preceding the date of the Annual Meeting.

There are two proposals scheduled to be voted on at the Annual Meeting:

1.	To elect seven directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified; and
2.	To ratify the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

Our Board recommends a vote FOR each of the director nominees and FOR proposal 2 listed above.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

Vote Required

Proposal 1 – Election of Directors

Under our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, which means that the seven director nominees receiving the highest number of “FOR” votes will be elected.  If you hold your shares through a broker, bank, trust, or other nominee and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, your broker, bank, trustee, or nominee will not have authority to vote your shares.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of this proposal.

Proposal 2 – Ratification of Auditors

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm.  Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the internet voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on August 9, 2016.
•	By Telephone: by following the telephone voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on August 9, 2016.
•

By Mail:  you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

You may also vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement and in favor of ratifying PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.  If any other business may properly come before the Annual Meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

If your shares are held by a broker, bank, trustee, or other nominee, exercising fiduciary powers (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement.  Your broker, bank, trustee, or nominee may vote your shares on proposal 2, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions as to how to vote your shares.  Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy:  (i) by written notice of revocation mailed to and received by the Corporate Secretary of the Company prior to the date of the Annual Meeting, (ii) voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on August 9, 2016, (iii) by executing and delivering to the Corporate Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. Eastern Daylight Time on August 9, 2016), or (iv) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself revoke a proxy.

If your shares are held by a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Voting Results

We will announce preliminary voting results at the Annual Meeting.  We will report final results in a Form 8-K report filed with the United States Securities and Exchange Commission (the “SEC”).

BOARD OF DIRECTORS INFORMATION

Our Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated each of our seven existing directors for election at the Annual Meeting.  Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the seven director nominees receiving the highest number of “FOR” votes will be elected as directors.  All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our Board.

In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards.  We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and their Board duties.

Our Board of Directors

The following sets forth information regarding the business experience of our directors as of June 28, 2016:

Name	Age	Position with pdvWireless
Brian D. McAuley	75	Chairman of the Board
Morgan E. O’Brien	71	Vice Chairman of the Board
John C. Pescatore	52	Chief Executive Officer, President and Director
T. Clark Akers	58	Director
Andrew Daskalakis	82	Director
Peter G. Schiff	64	Director
John C. Sites	64	Director

Brian D. McAuley. Mr. McAuley has served as our Chairman of the Board since August 2004.  Mr. McAuley is a co-founder of Nextel Communications, Inc. and held senior executive positions at Nextel from its inception in 1987 until 1996, including seven years as President and Chief Executive Officer. Upon leaving Nextel, he joined Imagine Tile, Inc., a custom tile manufacturer, where he served as Chairman and Chief Executive Officer from 1996 to 1999, and where he continues to serve as Chairman of the Board.  He also served as President and Chief Executive Officer of NeoWorld Communications, Inc., a wireless telecommunications company, from 1999 until the sale of that company to Nextel in 2003.  Mr. McAuley is a certified public accountant and, prior to co-founding Nextel, his positions included Chief Financial Officer of Millicom Incorporated, Corporate Controller at Norton Simon Inc. and Manager at Deloitte & Touche LLP.  He also currently serves on the board of directors of United Rentals (NYSE:  URI).  Mr. McAuley has a Bachelor’s of Business Administration Degree from Adelphi University and is a member of various finance and telecommunications industry organizations.

We believe Mr. McAuley is qualified to serve on our Board based on his prior experience in founding, building and serving as an executive officer at leading telecommunications companies, his prior experience in building a nationwide dispatch network at Nextel, and his experience serving on the boards of directors of other private and public companies.

Morgan E. O’Brien. Mr. O’Brien has served as a member of our Board since April 2012, and as Vice Chairman since May 2014.  From January 2009 to present, Mr. O’Brien has served as an independent consultant to several wireless start-ups and until June 2016 served as a member of the board of directors of GTT Communications, Inc. (NYSE:  GTT).  As the co-founder and chairman of Nextel, Mr. O’Brien led the creation of the first all-digital nationwide wireless network (the Nextel National Network) and brought push-to-talk (PTT) communication to the mass business and consumer market.  After the merger of Nextel with Sprint Corporation in 2004, he was a co-founder of Cyren Call Communications Corporation, where he served until January 2009.  Mr. O’Brien was recognized in 1987 as New Jersey Entrepreneur of the Year and was voted the RCR Person of the Year in 1993 and again in 2006.  In 2005, he was inducted into the Washington, DC Business Hall of Fame, and in 2007 he was named a Fellow of the Radio Club of America and was named by Fierce Wireless as “one of the top U.S. wireless innovators of all time.”  Mr. O’Brien has also served on a number of boards of other public companies including Sprint and Williams Telecommunications.  He also serves on the board of several private companies and charitable organizations.  Mr. O’Brien is a graduate of Georgetown University and received his law degree from Northwestern University.

We believe Mr. O’Brien is qualified to serve on our Board based on his prior experience in founding, building and serving as an executive officer at Nextel and Cyren Call Communications, his prior experience in building a nationwide dispatch network at Nextel, his expertise in FCC licensing and compliance matters, and his experience serving on the boards of directors of other private and public companies.

John C. Pescatore. Mr. Pescatore has served as our President, Chief Executive Officer and a member of our Board since August 2004.  He is a seasoned telecommunications executive with particular expertise in rapidly growing companies.  Prior to his current role as our President and Chief Executive Officer, he was Executive Vice President and Chief Operating Officer of NeoWorld Communications.  NeoWorld was founded to develop and launch a nationwide dispatch system and held spectrum in major markets throughout the United States.  The company was successfully sold to Nextel Communications in 2003.  Prior to that, Mr. Pescatore was Executive Vice President of Operations with Expanets, Inc., one of the fastest growing voice and data communications solutions and services companies in the United States during his tenure.  He was one of the key architects in building Expanets and saw the business through enormous growth by strategic acquisitions.  Prior to that, Mr. Pescatore was part of the team involved in the start-up of Nextel, where he held numerous senior leadership positions including Vice President of Operations, President of the Two-Way Radio Division, and President of the New York Area during its digital system rollout.  Prior to Nextel, Mr. Pescatore was a consultant with Deloitte & Touche LLP.  He earned his undergraduate degree in accounting from New York University and earned his certified public accountant certification.

We believe Mr. Pescatore is qualified to serve on our Board based on his service as an executive at leading telecommunications companies, his expertise in the wireless communications industry and his financial and accounting expertise.

T. Clark Akers. Mr. Akers joined our Board upon the completion of our June 2014 private placement. He has been a Managing Director, SBIC Funds Placement Division at FBR & Co., a Washington, D.C. based investment banking firm, since September 2015.  His responsibilities at FBR & Co. include raising capital for Small Business Investment Company (SBIC) funds for experienced U.S. investment managers. Prior to FBR & Co., Mr. Akers was a Managing Director at Commerce Street Capital, a Dallas based investment banking firm.  Mr. Akers serves on the advisory board of Pharos Capital Group, a private equity firm based in Nashville and Dallas. Mr. Akers serves on the board of the Fred Jones Companies, the automotive affiliate of Hall Capital, an Oklahoma City based family office.  He also serves on the Advisory Board of Hall Capital Partners, the private equity affiliate of Hall Capital. Mr. Akers also serves on the Board of Managers and is a founder and Vice President of Continuum 700 LLC, a wireless start-up that has acquired ten 700 MHz A Block licenses covering a population of approximately 12 million people. In preparation to bid on those licenses in a 2008 FCC 700 MHz spectrum auction, Mr. Akers and his partners raised $68 million of capital for Continuum 700 LLC. Mr. Akers recently served as Vice Chairman of Intechra, the largest electronic waste and asset disposal company in the U.S. As a founder of Intechra, Mr. Akers raised $50 million of equity that was necessary for the organic and acquisitive growth which marked Intechra’s rise to leadership in the e-waste business. Additionally, he was responsible for recruiting key members of Intechra’s management team. Following those initiatives, he worked closely with the sales team on targeted Fortune 100 business development efforts. Mr. Akers’ tenure with Intechra began in 2004 and ended in 2009. Prior to Intechra, Mr. Akers served as Senior Vice President of External Affairs for TeleCorp PCS, Inc., the ninth largest wireless phone company in the U.S. before its acquisition by AT&T Wireless in 2002. Mr. Akers holds Series 7, Series 63 and 24 License Registrations with the National Association of Securities Dealers, Inc. Mr. Akers received his Bachelor of Arts degree from Vanderbilt University in 1979.

We believe Mr. Akers is qualified to serve on our Board based on his prior experience as an executive in the telecommunications industry, his experience in providing fund raising and advisory services to growth companies, his knowledge of the capital markets and his experience serving on the boards of directors of other companies.

Andrew Daskalakis. Mr. Daskalakis has served as a member of our Board since August 2004.  Mr. Daskalakis currently serves as President of AMK International, Inc., an investment fund that he founded over 15 years ago.  He has over 30 years of experience in the wireless communications industry and has successfully operated a dispatch radio business.  A wireless industry pioneer, he has held engineering management positions with AT&T’s Bell Labs where he was co-inventor of the Cellular Telephone System.  He has also held senior executive positions with Motorola, Satellite Business Systems, and was President and CEO of Cellular Telephone Co. He has also served as a consultant for Nextel.  Mr. Daskalakis received a Bachelor’s of Science Degree in Electrical Engineering from the Drexel University and a Master’s Degree in Electrical Engineering from New York University.

We believe Mr. Daskalakis is qualified to serve on our Board based on his leadership experience as an executive in the telecommunications industry, his expertise in operations and investing in growth companies, his prior experience with building and operating a dispatch radio business and his experience serving as a director on other boards of directors.

Peter G. Schiff. Mr. Schiff has served as a member of our Board since August 2004.  He also currently serves as Managing Partner of Northwood Ventures, a venture capital firm he founded in 1983.  Prior to founding Northwood, Mr. Schiff worked in the private equity division of E.M. Warburg, Pincus & Co., and previously had been an officer in the corporate division of Chemical Bank (now JPMorgan Chase & Co.).  He serves as a director of many of Northwood’s portfolio companies.  Mr. Schiff graduated from Lake Forest College and received an M.B.A. from University of Chicago’s Booth School of Business with concentrations in Finance and Marketing.  In 2009, he was awarded the honorary degree of Doctor of Laws by the Lake Forest College after serving as a trustee for 16 years, culminating in serving as its Chairman.  Mr. Schiff also serves as a trustee and secretary of Hofstra University and as a member of the Joint Board of Overseers of the Hofstra North Shore – LIJ School of Medicine.  Northwood was an early investor in several enterprise focused carriers including Nextel, Dispatch Communications, NeoWorld, PowerFone and TeleCorp.

We believe Mr. Schiff is qualified to serve on our Board based on his experience in advising and investing in growth companies in the communications industry, his knowledge of the capital markets and his experience serving as a director on other boards of directors.

John C. Sites Jr. Mr. Sites has served as a member of our Board since August 2004.  He has been a partner at Wexford Capital since 2008, and joined Wexford Capital in 2006, where he focuses on private and public equity investing.  Prior to joining Wexford in 2006, he was a general partner of Daystar Special Situations Fund and Rock Creek Partners II, Ltd for ten years.  From 1981 to 1995, Mr. Sites was employed by Bear Stearns & Co., Inc., where he reached the position of Executive Vice President and was a member of the board of directors.  While at Bear Stearns, Mr. Sites established the firm’s mortgage and asset-backed department, served on the firm’s executive and compensation committees, was co-head of the taxable fixed income group and oversaw Bear Stearns’ Asset Management and the Financial Institutions Group.  From 1974 to 1981, Mr. Sites worked at Trading Company of the West, First Pennco Securities, and Morgan, Keegan & Company. Mr. Sites holds a Bachelor’s of Arts Degree in Economics from Rhodes College and is a member of Phi Beta Kappa.

We believe Mr. Sites is qualified to serve on our Board based on experience in investing in private and public growth companies, his knowledge of the capital markets and his experience serving as a director on other boards of directors.

No Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
T. Clark Akers	—	Chair	X
Andrew Daskalakis	X	—	Chair
Peter G. Schiff	Chair	X	X
John C. Sites	X	X	—

Compensation Committee. The Compensation Committee is comprised of three of our independent directors, Peter G. Schiff, John C. Sites and Andrew Daskalakis. Mr. Schiff is the chairperson of the Compensation Committee. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommendation to the full Board of the compensation to be offered to our non-employee directors. In accordance with the listing standards of the NASDAQ Stock Market, the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. Our Board has determined that each of Messrs. Schiff, Sites and Daskalakis is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules of regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.

Audit Committee. The Audit Committee is comprised of three of our independent directors, T. Clark Akers, Peter G. Schiff and John C. Sites, each of whom is able to read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of the NASDAQ Stock Market. Mr. Akers is the chairperson of the Audit Committee.  The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of our Company’s annual audit, reviewing the adequacy of our Company’s accounting and financial controls and reviewing the independence of our Company’s independent registered public accounting firm. Our Board has determined that each member of the Audit Committee is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. Our Board has also determined that each of T. Clark Akers, Peter G. Schiff and John C. Sites is an “audit committee financial expert” within the applicable requirements of the SEC. The Audit Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.  The charter complies with the applicable provision of the Sarbanes-Oxley Act and related rules of the SEC and the NASDAQ Stock Market.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of three of our independent directors, Andrew Daskalakis, T. Clark Akers and Peter G. Schiff.  Mr. Daskalakis is the chairperson of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment and nomination of candidates for our Board and its committees, making recommendations to our Board concerning the structure, composition and functioning of our Board and its committees (including the reporting channels through which our Board receives information and the quality and timeliness of the information), developing and recommending to our Board corporate governance guidelines applicable to our Company and annually reviewing and recommending changes (as necessary or appropriate), overseeing the annual evaluation of our Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director. Our Board has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.

CORPORATE GOVERNANCE MATTERS
Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the NASDAQ Stock Market. Our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines:  Our corporate governance guidelines are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our Board, succession planning and the annual evaluations of our Board and its committees. Our corporate governance guidelines are reviewed by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The full text of our corporate governance guidelines is available on our website at www.pdvwireless.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Our Board of Directors:  Our Board currently consists of seven members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board has determined that our four non-employee directors, including Messrs. Akers, Daskalakis, Schiff and Sites, each meet the independence standards established by the NASDAQ Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee.  Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Compensation Committee Interlocks and Insider Participation:  No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Code of Business Conduct:  Our Board adopted a code of business conduct that applies to our officers, directors and employees. Among other matters, our code of business conduct is designed to deter unlawful or unethical behavior and to promote the following:

•	Prohibiting conflicts of interest (including protecting corporate opportunities);
•	Protecting our confidential and proprietary information and that of our customers and vendors;
•	Treating our employees, customers, suppliers and competitors fairly;
•	Encouraging full, fair, accurate, timely and understandable disclosure;
•	Protecting and properly using company assets;
•	Complying with laws, rules and regulations (including insider trading laws); and

•	Encouraging the reporting of any unlawful or unethical behavior.

Any waiver of the code of business conduct for our executive officers, directors or employees may be made only by our Nominating and Corporate Governance Committee and will be promptly disclosed on our website. We have posted a copy of our code of business conduct, and intend to post amendments to this code, on our website at www.pdvwireless.com, as permitted under SEC rules and regulations.

Board Leadership Structure:  Mr. McAuley serves as Chairman of our Board, and Mr. Pescatore serves as our Chief Executive Officer and President.  Our Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders at this time.  Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision making.  In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and are able to provide objective and thoughtful oversight of management.  Our Board also separated the roles in recognition of the differences in responsibilities.  While our Chief Executive Officer is responsible for the day-to-day leadership of the Company, the Chairman of the Board provides guidance to our Board and sets the agenda for Board meetings.  The Chairman of the Board also provides performance feedback on behalf of our Board to our Chief Executive Officer.  Our Board also considered that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of the Company’s compliance with laws and regulations, each consist entirely of independent directors.  Our Board intends to evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what our Board determines is best for the Company and its stockholders.

Board Oversight of Risk:  Our Board is actively involved in the oversight of risks that could affect the Company. Our Board as a whole has responsibility to evaluate and oversee the Company’s risk management policies and procedures, with responsibility of certain areas being assigned to the relevant Board committee. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s evaluations and recommendations, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, our Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to the retention and motivation of the Company’s executives and their compensation plans and arrangements.
•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•

The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters relevant to the Company and its operations, including the Company’s compliance with good corporate governance practices and the requirements established by the SEC and the NASDAQ Stock Market.

Our Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Communications with the Board of Directors:  Our Board desires that the views of the Company’s stockholders will be heard by our Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention:  Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board and Committee Attendance:  During Fiscal 2016 (the fiscal year ended March 31, 2016), all directors attended at least 75% or more of the aggregate of the meetings of our Board and of each of our Board committees on which they served.  Our Board met five times during Fiscal 2016; the Audit Committee met seven times during Fiscal 2016; the Compensation Committee met six times and acted by written consent nine times during Fiscal 2016; and the Nominating and Corporate Governance Committee met four times during Fiscal 2016.

Director Attendance at the Annual Meeting:  We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our stockholders may desire to share with the Company and our Board. As a result, we encourage our directors to attend our Annual Meetings. We will reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting.

Executive Sessions:  Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary.  Our Board’s policy is to hold executive sessions both with and without the presence of management.  Our Board committees also generally meet in executive session at the end of each committee meeting.

Consideration of Director Nominees

General: In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, capital markets and strategic planning), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability of the nominee to represent the best interests of the Company and its stockholders and to commit sufficient time and attention to the activities of our Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board does not have a formal policy with respect to the diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds, experience and expertise on our Board. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee and Board of Directors regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees: The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 2.0% of the Company’s common stock for over one year and who satisfies the notice, information and consent provisions set forth in the Company’s Amended and Restated Bylaws. Our Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2017 Annual Meeting” below in this Proxy Statement.

EXECUTIVE OFFICERS

The following persons are our executive officers and key employees and hold the positions set forth opposite their names as of June 28, 2016.

Name	Age	Position with pdvWireless
Brian D. McAuley	75	Chairman of the Board
Morgan E. O’Brien	71	Vice Chairman of the Board
John C. Pescatore	52	Chief Executive Officer, President and Director
Timothy Gray	46	Chief Financial Officer
Frank Creede	58	Chief Technical Officer
Leon Frazier	69	Chief Sales and Marketing Officer
Richard E. Rohmann	71	Executive Vice President and Secretary
Thomas Sidman	61	Chief Legal Officer
Robert Schwartz	50	Chief Strategy and Development Officer

See the section entitled “Board of Directors Information” above, for a description of the business experience and educational background of Messrs. McAuley, O’Brien and Pescatore.

Timothy Gray. Mr. Gray joined the Company as Chief Financial Officer in June 2014. From November 2011 to May 2013, Mr. Gray served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., and then served as Senior Vice President of Finance for MedImmune’s Specialty Care Group until November 2013. Mr. Gray also served in various other finance roles at MedImmune since April 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray holds a BBA in Accounting from the University of Notre Dame and is a certified public accountant.

Frank Creede. Mr. Creede has served as our Chief Technical Officer since 2003. He has led the strategy, development and operation of our enterprise focused, carrier grade, mobile applications and cloud services. Mr. Creede is a former board member of the San Diego Tech Coast Angels and an angel investor in over 10 Southern California emerging high tech companies. From 1986 to 2002, Mr. Creede was the Chairman, President and Chief Executive Officer of Logic Innovations, Inc., which he founded and which was acquired by Xyratex Ltd. in 1999. He also founded Staffing Innovations, LLC, a technical contract outsourcing business in 1997, which was acquired in 2012. Mr. Creede is a volunteer mentor at the Chairman’s Roundtable, and a volunteer on the CommNexus NextStage committee. He holds a Bachelor’s of Science Degree in Electrical Engineering from UC Davis and he has completed coursework for the MBA program at San Diego State University.

Leon Frazier. Mr. Frazier became our Chief Sales and Marketing Officer in June 2014. Prior to joining us, he conducted an independent consulting practice since May 2012. In April 2010, he was recruited to start Bloomberg Government Sales and Marketing as Head of Sales and served in that role until May 2012. Mr. Frazier previously served in various roles for Sprint Corporation, including Vice President of Public Sector Business (which included state and local government, education, utilities, healthcare and federal government), and Senior Vice President of Enterprise and Public Sector (which also included construction, manufacturing, professional services and distribution) and Senior Vice President of Enterprise and Public Sector, from September 2005 until his retirement from Sprint in 2008. From 2001 until joining Sprint in 2005, Mr. Frazier was Vice President of Public Sector at Nextel.  During his tenure at Nextel from 1997 until 2005, he designed and implemented a corporation accounts program which was responsible for sales to 375 of the Fortune 500 companies. Mr. Frazier has more than 33 years of experience in the telecommunications industry, starting in 1981 at RCA where he was a Senior Vice President with subsequent positions at General Electric and Mitel Business Telephone Systems, where he was Vice President and General Manager of the North American Division. Mr. Frazier graduated from Virginia Commonwealth University in 1971 with a Bachelor’s Degree in Business Management.

Richard E. Rohmann. Mr. Rohmann is one of our co-founders and is our Secretary and Executive Vice President focused on the development of our technology platform, and has filled such roles since 2004. Mr. Rohmann previously served as a director on our Board from 2004 until May 2014. Mr. Rohmann was also our President from 1997 until 2003. He designed and developed our first two commercial software products. Mr. Rohmann created the database schema and user interface for the first commercial version of our series of telecommunications services that enable wireless PTT dictation and documentation from mobile phones. He is a co-inventor on our eleven granted U.S. and international patents. Before co-founding our Company, he served for nine years as Vice President of Operations and Vice President of Asset Management for The Lomas Santa Fe Group, a privately held real estate owner/developer. Prior to that, he served as Vice President and Chief Operating Officer of HomeVest Real Estate Securities, and President of HHC Mortgage Corporation and HHC Management Company, which were real estate syndication affiliates of the former Home Federal S & L. His military service includes 4-1/2 years as an Aircraft Maintenance Officer in the United States Air Force. He

holds an MBA in finance from San Diego State University and a Bachelor’s Degree in Zoology, Mathematics, and Chemistry from the University of Colorado, which he attended as a Boettcher Scholar.

Thomas Sidman. Mr. Sidman joined the Company as our Chief Legal Officer in June 2015. Prior to joining our Company, from 2009 to June 2015, and from 2003 to 2006, Mr. Sidman provided business and strategic consulting and advisory services to domestic and international telecommunications companies. He was a co-founder and served as a senior executive for Cyren Call Communications Corporation from 2006 to 2009. Cyren Call’s principal mission and focus was advocating for and architecting a nationwide advance generation mobile wireless broadband network for priority use by public safety personnel in the United States. Mr. Sidman served as General Counsel of Nextel from October 1994 until early 2001, and thereafter served as Senior Legal Advisor to Nextel until April 2003. Mr. Sidman obtained his undergraduate degree from the University of Virginia with a Bachelor’s Degree in Economics and Psychology. He received his law degree from The University of Virginia School of Law and subsequently, his graduate business degree from The George Washington University.

Robert Schwartz.  Mr. Schwartz joined the Company as Chief Strategy and Development Officer in August 2015.  Prior to joining our Company, beginning in October 2013, Mr. Schwartz served as Chief Executive Officer of STI Brasil, LLC, a company focused on developing shared fiber infrastructure for wireless operators in Brazil.  Prior to STI, from November 2009 to September 2013, Mr. Schwartz served as Managing Director of Unison Site Management, during which Unison acquired and managed cell site easements throughout the United States and sold its site portfolio to American Tower.  From June 2006 to October 2009, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media and technology companies including software, mobile and cable companies.  Earlier Mr. Schwartz was Executive Vice President of IDT Telecom from 2001 to 2006, and led Corporate Development, Product Management, and the Mobile Division.  In 1996, Mr. Schwartz joined The Associated Group to launch Teligent, and became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations and M&A activities through the startup, initial public offering, and the sale to Liberty Media.  Mr. Schwartz also served as Director of Corporate Development at Nextel where he was responsible for supporting key strategy, M&A, and capital markets initiatives, including the strategic investment in Nextel by Craig McCaw’s Eagle River in 1996.  Mr. Schwartz holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor’s Degree in Business Administration from George Washington University’s School of Government & Business Affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) all our directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of June 20, 2016 and are based on 14,300,790 shares of common stock outstanding as of June 20, 2016. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Executive Officers:
Brian McAuley(2)	477,652	3.32%
Morgan O’Brien(3)	199,184	1.37%
John Pescatore(4)	219,188	1.51%
Robert Schwartz(5)	17,500	*
Andrew Daskalakis(6)	69,235	*
Peter Schiff(7)	243,820	1.70%
John C. Sites(8)	42,788	*
T. Clark Akers(9)	6,532	*
All directors and executive officers as a group (11 persons)	1,465,538	9.85%
5% or more Stockholders (not disclosed above):
Cerberus Capital Management, L.P.(10)	3,506,457	24.52%
Owl Creek Asset Management L.P.(11)	1,930,917	13.50%
FIE II LLC(12)	1,500,000	10.49%
TSSP Sub-Fund HoldCo LLC(13)	1,323,415	9.25%
Great American(14)	1,112,500	7.78%
QVT Financial LP(15)	864,301	6.04%

*Represents less than 1% of the number of shares of our common stock outstanding as of June 20, 2016.

(1)We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from June 20, 2016 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(2)Includes 11,305 shares of common stock held by certain trusts for the benefit of Mr. McAuley’s children of which Mr. McAuley is the trustee and 3,836 shares held by Mr. McAuley’s spouse. Includes 67,500 shares of common stock underlying an option that are all exercisable as of June 10, 2016 at an exercise price of $20.00 per share, with the remaining 67,500 shares vesting in two remaining equal annual installments of 33,750 shares. Also includes 16,250 shares of common stock underlying an option that are all exercisable as of January 29, 2016 at an exercise price of $25.00 per share, with 48,750 additional shares subject to vesting in two remaining equal annual installments.

(3)Includes 7,549 restricted stock units, which are fully vested and which will settle on the earlier of (i) the termination of Mr. O’Brien’s employment with the Company or (ii) May 12, 2017. Includes 67,500 shares of common stock underlying an option that are all exercisable as of June 10, 2016 at an exercise price of $20.00 per share, with the remaining 67,500 shares vesting in two remaining equal annual installments of 33,750 shares. Also 116,250 shares of common stock underlying an option that are all exercisable as of January 29, 2016 at an exercise price of $25.00 per share, with 48,750 additional shares subject to vesting in two remaining equal annual installments.

(4)Includes outstanding options to purchase 12,985 shares of common stock at an exercise price of $13.25 per share, and 24,158 restricted stock units, which are fully vested and which will settle on the earlier of (i) the termination of Mr. Pescatore’s employment with the Company or (ii) May 12, 2017, respectively, and 1,809 shares of common stock held by certain of Mr.

Pescatore’s children.  Includes 150,000 shares of common stock underlying an option that are all exercisable as of June 10, 2016 at an exercise price of $20.00 per share, with 150,000 additional shares subject to vesting in two remaining equal annual installments.

(5)Includes 17,500 shares of common stock underlying an option that are exercisable on August 11, 2016 at an exercise price of $26.59, with 52,500 additional shares subject to vesting in three remaining equal annual installments.  Does not include an unvested option to purchase 30,000 shares of common stock held by Mr. Schwartz at an exercise price of $24.45 per share.

(6)Includes (i) 3,000 shares of common stock held by his family trust of which Mr. Daskalakis has shared dispositive and voting power, (ii) 37,033 shares of common stock held by AMK International, Inc. of which Mr. Daskalakis has shared dispositive and voting power and (iii) an option to purchase 5,000 shares of common stock held by Mr. Daskalakis at an exercise price of $20.00 per share, which is fully vested.

(7)Includes (i) 36,089 shares of common stock held by Northwood Capital Partners, LLC, of which Mr. Schiff has shared dispositive and voting power, (ii) 179,027 shares of common stock held by Northwood Ventures, LLC of which Mr. Schiff has shared dispositive and voting power, (iii) 5,711 shares of common stock held by SK Partners, of which Mr. Schiff has shared dispositive and voting power and (iv) 5,711 shares of common stock held by Southfield Communications, of which Mr. Schiff has shared dispositive and voting power. Also includes an option to purchase 5,000 shares of common stock held by Mr. Schiff at an exercise price of $20.00 per share, which is fully vested.

(8)Includes an option to purchase 5,000 shares of common stock held by Mr. Sites at an exercise price of $20.00 per share, which is fully vested.

(9)Includes an option to purchase 2,500 shares of common stock at an exercise price of $20.00 per share, which is fully vested.

(10)Includes shares of common stock held by Cerberus Institutional Partners V, L.P., Cerberus International II Master Fund, L.P., Cerberus Partners II, L.P. and Cerberus Institutional Partners VI, L.P. We have been informed by the stockholder that Stephen Feinberg, through one or more intermediaries, exercises sole voting and dispositive power over the shares held by Cerberus Institutional Partners V, L.P., Cerberus International II Master Fund, L.P., Cerberus Partners II, L.P and Cerberus Institutional Partners VI, L.P. The address for Cerberus Capital Management, L.P. is 875 Third Avenue, New York, New York 10022.

(11)Includes shares of common stock held by Owl Creek Overseas Master Fund, Ltd., Owl Creek II, L.P., Owl Creek SRI Master Fund, Ltd., Owl Creek Credit Opportunities Master Fund, L.P., and Owl Creek I, L.P., each of which are controlled by Owl Creek Advisors, LLC. Owl Creek Advisors, LLC, is the general partner of each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd., and Owl Creek Credit Opportunities Master Fund, L.P. Owl Creek Asset Management, L.P. is the investment manager with respect to the shares of common stock held by each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd., and Owl Creek Credit Opportunities Master Fund, L.P. Jeffrey A. Altman is the managing member of the general partner of Owl Creek Asset Management, L.P. and is the managing member of Owl Creek Advisors, LLC. We have been informed by the stockholder that Jeffrey A. Altman, Owl Creek Asset Management, L.P. and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

(12)PIMCO BRAVO Fund II, L.P. is the sole member of FIE II LLC. PIMCO GP XII, LLC is the sole general partner of PIMCO BRAVO Fund II, L.P. Pacific Investment Management Company LLC, or PIMCO, is the sole manager of PIMCO GP XII, LLC and has ultimate voting and investment control over the shares held by FIE II LLC, but disclaims beneficial ownership except to the extent of its pecuniary interest therein. PIMCO is an indirect subsidiary of Allianz SE, which is a publicly held company in Germany. The address for FIE II LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(13)TSSP Sub-Fund HoldCo LLC, is the sole member of TOP III SPV GP, LLC, a Delaware limited liability company, which is the manager of PBB Investments I, LLC, a Delaware limited liability company, which directly holds 1,323,415 shares of common stock of the Company. Because of TSSP Sub-Fund HoldCo’s relationship to the PBB Investments I, LLC, TSSP Sub-Fund HoldCo may be deemed to beneficially own the shares.  TSSP Sub-Fund HoldCo is managed by its board of directors, whose members are David Bonderman, James G. Coulter and Alan Waxman. Messrs. Bonderman, Coulter and Waxman disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein.  The address for Sub-Fund HoldCo is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(14)Includes shares of common stock held by Great American Insurance Company and Great American Life Insurance Company. Each of Great American Life Insurance Company and Great American Insurance Company is a wholly owned subsidiary of American Financial Group, Inc. The board of directors of American Financial Group, Inc. consists of Carl H. Linder III, S. Craig Linder, Kenneth C. Ambrecht, John B. Berding, Joseph E. Consolino, Virginia C. Drosos, James E. Evans, Terry S. Jacobs, Gregory G. Joseph, William W. Verity and John Von Lehman who exercise voting and investment control over the shares held by the stockholder. The address for Great American is 301 East 4th Street, Cincinnati, Ohio 45202.

(15)Includes shares of common stock held by QVT Fund V LP, QVT Fund IV LP, and Quintessence Fund LP. Each of QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P. are managed by their general partner, QVT Financial GP LLC. QVT Financial LP is the investment manager of each Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP and shares voting and investment control over the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. We have been advised by the stockholder that the managing members of QVT Financial GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu and that each of Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu disclaims beneficial ownership of the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP. The address for QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

Changes in Control:  We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

Section 16(a) Beneficial Ownership Reporting Compliance:  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. Based solely on a review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during Fiscal 2016, such SEC filing requirements were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

The Company awards stock options and restricted stock units to its employees meeting certain eligibility requirements under plans approved by its stockholders in 2004, 2010 and 2014, referred to as the “2004 stock option plan”, “2010 stock option plan,” and “2014 stock option plan”, respectively. The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2016:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options (1)	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,743,200	$22.99	663,442
Equity compensation plans not approved by security holders	—	—	—

(1)Does not include 261,971 restricted stock units.

EXECUTIVE COMPENSATION

The following tables summarize information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2016 (the fiscal year ended March 31, 2016) and Fiscal 2015 (the fiscal year ended March 31, 2015).  As an emerging growth company, our named executive officers include:  John C. Pescatore, our principal executive officer, and Morgan E. O’Brien and Robert Schwartz, our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of Fiscal 2016.  In addition, as an emerging growth company, we have elected to adopt the reduced compensation disclosure requirements permitted under the JOBS Act.  As a result, we have not included a compensation discussion and analysis section discussing the compensation of our executive officers or proxy proposals seeking approval, on an advisory basis, of the compensation of our named executive officers or seeking approval for the frequency at which we would include the advisory vote in our proxy statement.

Historically, we have been engaged in the development and sale of mobile resource management applications. In June 2014, we completed a private placement financing in which we raised net proceeds of approximately $202.0 million to fund our acquisition of spectrum licenses and certain other assets from Sprint Corporation and to deploy a nationwide dispatch network.  In connection with this financing, we completed a recapitalization of our company and begin to hire a number of our executive officers and key employees. In September 2014, we secured the necessary FCC approvals and completed our acquisition of the spectrum licenses and related assets from Sprint.  In February 2015, we became a public reporting company and listed our common stock for trading on the NASDAQ Stock Market.  We have commenced launching push-to-talk (“PTT”) networks in major markets throughout the United States.  At the same time, we are pursuing a number of spectrum opportunities and initiatives, including but not limited to, a FCC regulatory process aimed at the realignment of our spectrum to be able to deploy broadband technologies to enterprises.

Our Compensation Committee reviews and approves all compensation decisions relating to our executive officers, including our named executive officers, and oversees and administers our executive compensation program.  Our independent directors acting as a Special Committee established by the Board of Directors effectively served as the compensation committee and approved a number of compensation decisions during Fiscal 2015 in connection with the recapitalization of the Company and our June 2014 private placement financing.

Our Compensation Committee is focused on designing a compensation program that attracts, retains, and incentivizes talented executives, motivates them to achieve our key financial, operational, and strategic goals, and rewards them for superior performance. It is also focused on ensuring that our compensation program aligns our executive officers’ interests with those of our stockholders by rewarding their achievement of specific corporate and individual performance goals.

In June 2014, our independent directors acting as a Special Committee established our initial executive compensation program, consisting of:  (i) an annual base salary; (ii) a performance-based cash award plan consisting of an annual cash bonus based on the achievement of company and individual performance goals approved by the special committee; and (iii) a long-term equity award plan consisting of the grant of time-based stock options.  We were a private company at this time, and had just completed a recapitalization and the private placement in which we raised funds to purchase our 900 MHz spectrum.  As a result, the compensation offered to our executive officers reflected our recapitalization and the fact that many of our executive officers and key employees were new hires and received their initial equity awards upon joining our company.

In preparation for becoming a publicly traded company in early 2015, the Compensation Committee retained Arthur J. Gallagher & Co. to evaluate our compensation program and the compensation we offered to our executive officers following the recapitalization of the Company and our June 2014 private placement.  Arthur J. Gallagher & Co. also assisted the Compensation Committee in designing an executive severance plan for our executive officers and other key employees, including evaluating the severance terms offered by a peer group of newly public telecomm and technology companies.

In August 2015, the Compensation Committee retained Pearl Meyer & Partners, LLC, as its independent compensation consultant, to assist it in selecting an appropriate peer group of public companies for purposes of executive compensation and to evaluate our compensation program and the compensation levels we currently offer to our executive officers.  Based on our peer group and the advice of Pearl Meyer, the Compensation Committee determined that the equity awards issued to our executive officers under our long-term equity award plan should be changed to a combination of time-based and performance-based equity awards.  In January 2016, the Compensation Committee issued time-based and performance-based equity awards to our executive officers.  Although these equity awards were granted during Fiscal 2016 and are included in the compensation tables below, the Compensation Committee granted these equity awards as the long-term equity award component of the compensation our executive officers will receive for Fiscal 2017 (the fiscal year ended March 31, 2017).

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2016 and Fiscal 2015. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)		Option Awards (2) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John Pescatore,	2016	350,000	105,000	500,017	(3)	—		—	29,039	(4)	984,056
President and Chief	2015	312,500	35,000(1)	483,160		2,553,000		—	303,767	(5)	3,687,427
Executive Officer

Morgan O’Brien	2016	300,000	75,000	—		477,733	(6)	—	—		852,733
Vice Chairman	2015	161,410	—	150,980		2,660,250		—	—		2,972,640

Robert Schwartz (7)	2016	161,058	—	—		957,784		—	45,000	(8)	1,163,842
Chief Strategy and
Development Officer

(1)Bonus of 10% of salary for submission and filing of the registration statement that was declared effective on January 26, 2015 pursuant to the terms of the financial documents with the investors who participated in the Company’s June 2014 private placement.

(2)These amounts represent the grant date fair value of equity-based awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 11 – Stock Acquisition Rights, Stock Options and Warrants” of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2016, filed with the SEC on June 13, 2016.

(3)Amount does not include 19,373 performance-based restricted stock units with performance criteria that were considered not probable to be met as of March 31, 2016.  If the performance criteria are achieved, the value of the performance-based restricted stock units will be $500,017.

(4)Amount of gross-ups during Fiscal 2016 for payroll tax liabilities related to restricted stock deferred compensation.

(5)Represents payment of deferred compensation.

(6)Amount does not include 50,000 performance-based stock options with performance criteria that were considered not probable to be met as of March 31, 2016.  If the performance criteria are achieved, the value of the performance-based stock options will be $477,733.

(7)Mr. Schwartz was not a named executive officer for Fiscal 2015.

(8)Represents consulting payments prior to full time employment by the Company.

Narrative to Summary Compensation Table

The compensation program established for the Company’s executive officers consisted of the following elements for Fiscal 2016 and Fiscal 2015:

Base Salary:  The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position, and the strength of our business performance. Base salaries provide a fixed means of compensation in order to attract and retain talented executive officers.

Performance-Based Cash Awards:  As part of our compensation program, our executive officers and other key employees are eligible to participate in a performance-based cash award program. The annual performance-based cash awards are based on the executive officer’s individual performance and the Company’s actual performance compared to the corporate goals approved by the Compensation Committee. Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to an executive officer based on that executive officer’s individual performance during the fiscal year and its determination of the Company’s actual performance compared to the corporate goals established for that fiscal year.

Long-Term Equity Awards:  Equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders.  During Fiscal 2015, our executive compensation program provided for the issuance of time-based stock options under our 2014 Stock Plan.  The stock option awards issued in Fiscal 2015 reflected our recapitalization and the fact that many of our executive officers and key employees were new hires and received their initial equity awards upon joining our company in Fiscal 2015.

The Compensation Committee elected not to grant equity awards to our executive officers and key employees at the beginning of Fiscal 2016.   In August 2015, the Compensation Committee retained Pearl Meyer & Partners, LLC, as its independent compensation consultant.  Based on an evaluation of our peer group and the advice of Pearl Meyer, the Compensation Committee determined that the equity awards issued to our executive officers under our long-term equity award plan should be changed to a combination of time-based and performance-based equity awards.  In January 2016, the Compensation Committee issued time-based and performance-based equity awards to our executive officers.  Although these equity awards were granted during Fiscal 2016 and are included in the compensation tables below, the Compensation Committee granted these equity awards as the long-term equity award component of the compensation our executive officers will receive for Fiscal 2017.

Specifically, the Special Committee or the Compensation Committee approved the following compensation during Fiscal 2016 and Fiscal 2015 for our named executive officers:

John C. Pescatore, President and Chief Executive Officer:  Mr. Pescatore’s salary did not increase in Fiscal 2016.  In Fiscal 2015, his salary increased from $200,000 to $350,000 effective as of July 1, 2014.  In June 2015, Mr. Pescatore received $105,000 related to his target bonus which was set at 100% of his base salary, in connection with the June 2014 private placement. During Fiscal 2016, Mr. Pescatore received 19,373 restricted stock units that vest over four (4) years, with 25% vesting on January 13, 2017, and the remainder of the restricted units vesting in three equal annual installments thereafter.  In addition, Mr. Pescatore received 19,373 performance-based stock units.  The performance-based stock units will vest in full upon attainment of the performance goals.  Performance is based upon achievement, prior to January 13, 2020, of (A) a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (B) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.

In Fiscal 2015, in connection with the June 2014 private placement, Mr. Pescatore was granted a stock option to purchase 300,000 shares of our common stock with an exercise price equal to $20.00 per share. 25% of the option shares vested on June 10, in each of 2015 and 2016, and the remainder of the option shares will vest in two equal annual installments thereafter.  Finally, pursuant to the terms of the registration rights agreement we entered into with the investors who participated in the June 2014 private placement, Mr. Pescatore received a bonus from the Company in the amount of $35,000 (10% of his base salary during Fiscal 2015) because of the submission and filing of the registration statement that was declared effective on January 26, 2015.

Morgan E. O’Brien, Vice Chairman:  Mr. O’Brien’s salary was increased from $200,000 to $300,000 on April 1, 2015 and increased from $0 to $200,000 effective as of June 10, 2014.  In June 2015, Mr. O’Brien received $75,000 related to his target bonus which was set at 75% of his base salary in connection with the June 2014 private placement. During Fiscal 2016, Mr. O’Brien was granted a stock option to purchase 50,000 shares of our common stock with an exercise price equal to $25.81 per share.  25% of the option shares will vest on January 13, 2017, and the remainder of the option shares will vest in three equal annual installments thereafter.  In addition, Mr. O’Brien was granted a performance-based stock option to purchase 50,000 shares of our common stock with an exercise price equal to $25.81 per share.  The option shares will vest in full upon attainment of the performance goals.  Performance is based upon achievement, prior to January 13, 2020, of (A) a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (B) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.

Additionally, in connection with the June 2014 private placement, he was granted a stock option to purchase 135,000 shares of our common stock with an exercise price equal to $20.00 per share. 25% of the option shares vested on June 10, in each of 2015 and 2016, and the remainder of the option shares will vest in two equal annual installments thereafter. On January 29, 2015, Mr. O’Brien was granted a stock option to purchase 165,000 shares of our common stock with an exercise price equal to $25.00 per share. 100,000 of the option shares vested upon grant, 25% of the remaining 65,000 option shares vested on January 29, 2016 and the remainder of the option shares will vest in three annual installments thereafter. The grant was made to reflect Mr. O’Brien joining the Company as an executive officer on a full-time basis in Fiscal 2015.

Robert Schwartz, Chief Strategy and Development Officer:  Mr. Schwartz’s salary was set at $250,000, effective as of his hiring on August 3, 2015.  His target bonus eligibility was set at 40% of his base salary upon his employment by the Company.  Additionally, he was granted a stock option to purchase 70,000 shares of our common stock with and exercise price equal to $26.59 per share.  25% of the option shares will vest on August 3, 2016, and the remainder of the option shares will vest in three equal annual installments thereafter.  On February 23, 2016, Mr. Schwartz was also granted a stock option to purchase 30,000 shares of our common stock with an exercise price equal to $24.45 per share.  25% of the option shares will vest on February 23, 2017, and the remainder of the option shares will vest in three equal annual installments thereafter.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at March 31, 2016.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Units of Stock or Shares Vested But Not Delivered		Market Value of Units of Stock or Shares Vested But Not Delivered (1)

					Price
John Pescatore	—		—		—	—	19,373	(2)	$665,269	—		—
	—		—		—	—	19,373	(3)	$665,269	—		—
	—		—		—	—	—		—	24,158	(4)	$829,586
	75,000	(5)	225,000	(5)	$20.00	5/14/2024	—		—	—		—
	12,985	(6)	—		$13.25	12/17/2020	—		—	—		—
Morgan O’Brien	—		50,000	(7)	$25.81	1/13/2026	—		—	—		—
	—		50,000	(8)	$25.81	1/13/2026	—		—	—		—
	16,250	(9)	48,750	(9)	$25.00	1/29/2025	—		—	—		—
	100,000	(10)	—		$25.00	1/29/2025	—		—	—		—
	33,750	(5)	101,250	(5)	$20.00	5/14/2024	—		—	—		—
	—		—		—	—	—		—	7,549	(4)	$259,233
Robert Schwartz	—		30,000	(11)	$24.45	2/23/2026	—		—	—		—
	—		70,000	(12)	$26.59	8/11/2025	—		—	—		—

(1)The market value of the stock awards is determined by multiplying the number of shares underlying the stock awards by the closing stock price of our common stock of $34.34 on March 31, 2016.

(2)Performance-based restricted stock units granted on January 13, 2016 will vest upon the satisfaction of performance criteria at any time prior to January 13, 2020.

(3)Restricted stock units granted on January 13, 2016 will vest as follows:  25% on each of January 13, 2017, January 16, 2018, January 14, 2019 and January 13, 2020.

(4)Restricted stock units granted on May 14, 2014 that immediately vested and will be delivered on May 14, 2017.

(5)Stock options granted on May 14, 2014 will vest as follows:  25% on each of May 14, 2015, May 16, 2016, May 14, 2017, and May 14, 2018.

(6)Stock options granted on December 17, 2010 are fully vested.

(7)Performance-based stock options granted on January 13, 2016 will vest upon the satisfaction of performance criteria at any time prior to January 13, 2020.

(8)Stock options granted on January 13, 2016 will vest as follows:  25% on each of January 13, 2017, January 16, 2018, January 14, 2019 and January 13, 2020.

(9)Stock options granted on January 29, 2015 will vest as follows:  25% on each of January 29, 2016, January 30, 2017, January 29, 2018 and January 29, 2019.

(10)Stock options granted on January 29, 2015 are fully vested.

(11)Stock options granted on August 11, 2015 will vest as follows:  25% on each of August 11, 2016, August 11, 2017, August 13, 2018 and August 12, 2019.

(12)Stock options granted on February 23, 2016 will vest as follows:  25% on each of February 23, 2017, February 23, 2018, February 29, 2019 and February 24, 2020.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during Fiscal 2016 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
John Pescatore	—	—	17,234	551,143
Morgan O’Brien	—	—	—	—
Robert Schwartz	—	—	—	—

(1)The value realized on vesting is determined by multiplying the number of shares that vested during Fiscal 2015, times the closing price of our common stock on The NASDAQ Capital Market on the applicable vesting date.

Pension and Nonqualified Deferred Compensation

We do not provide any retirement payments or benefits, other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans.

Potential Payments upon Termination or Change in Control

The table below describes the potential payments or benefits to our named executive officers upon termination of employment by us without cause or for good reason (each as defined in the Executive Severance Plan), as if each executive’s employment terminated as of March 31, 2016. See “Severance Arrangements with our Named Executive Officers” below for additional information.

Name	Acceleration on Vesting (1)				Health ($)	Other ($)		Total ($)
	Stock Options ($)	RSU’s & PSU’s ($)	Base Salary ($)

John Pescatore
Severance absent a change of control	3,226,500	1,037,514	700,000	(2)	32,552	725,000	(4)	5,721,566
Severance in connection with a change of control	3,226,500	2,160,123	700,000	(2)	32,552	725,000	(4)	6,844,175
Morgan O’Brien
Severance absent a change of control	2,040,531	259,233	600,000	(2)	32,552	475,000	(4)	3,407,316
Severance in connection with a change of control	2,760,250	259,233	600,000	(2)	32,552	475,000	(4)	4,127,035
Robert Schwartz
Severance absent a change of control	102,782	—	375,000	(3)	32,552	175,000	(5)	685,334
Severance in connection with a change of control	839,200	—	375,000	(3)	32,552	175,000	(5)	1,421,752

(1)Represents value of immediate vesting of unvested stock options and stock awards.

(2)Represents 2 times the base salary.

(3)Represents 1.5 times the base salary.

(4)Represents 2 times target annual bonus and outplacement support.

(5)Represents 1.5 times target annual bonus and outplacement support.

Severance Arrangements with our Named Executive Officers
Severance Plan Participation Agreement

In March 2015, we entered into a Severance Plan Participation Agreement (the “Participation Agreement”) with each of our executive officers and certain key employees pursuant to our Executive Severance Plan (the “Severance Plan”) approved by our Compensation Committee. The Severance Plan establishes the amount of severance payments and benefits available in the event of a (i) termination of employment by the Company without Cause or by the participant for Good Reason and (ii) termination of employment by the Company without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).

The Severance Plan establishes three tiers of executives:  Tier 1, Tier 2 and Tier 3. The Company’s Tier 1 executives are:  Brian D. McAuley, Chairman of the Board; Morgan E. O’Brien, Vice Chairman of the Board; John C. Pescatore, President and Chief Executive Officer; and Tim Gray, Chief Financial Officer. The Company’s Tier 2 executives are:  Frank Creede, Chief Technical Officer; Leon Frazier, Chief Sales and Marketing Officer; Richard Rohmann, Executive Vice President; Thomas Sidman, Chief Legal Officer, Robert Schwartz, Chief Strategy and Development Officer; Steven J. Schreiber, Vice President – Business Operations; and Laura Politi, Vice President – Human Resources. There are no Tier 3 executives at this time.

Upon termination of employment by the Company without Cause or by the participant for Good Reason, each (i) Tier 1 executive is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months, plus a pro-rated target bonus for the fiscal year in which the termination occurs and (ii) Tier 2 executive is eligible for a cash severance payment equal to 1.5 times the sum of the executive’s base salary plus target bonus, paid in installments over 18 months, plus a pro-rated target bonus for the fiscal year in which the termination occurs. Additionally, for equity awards granted prior to February 18, 2015 (the “Effective Date”), each Tier 1 and Tier 2 executive will receive full accelerated vesting of such equity awards and a 2-year time period to exercise any stock options included in such equity awards. For equity awards granted after the Effective Date, each Tier 1 and Tier 2 executive will receive pro-rated accelerated vesting of such equity awards and a 9-month time period to exercise any stock options included in such equity awards.

Upon termination of employment by the Company without Cause or by the executive for Good Reason within 6 months before or within 24 months after a Change in Control (as defined in the Severance Plan), each (i) Tier 1 executive is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in a lump sum, plus a pro-rated target bonus for the fiscal year in which the termination occurs and (ii) Tier 2 executive is eligible for a cash severance payment equal to 1.5 times the sum of the executive’s base salary plus target bonus, paid in a lump sum, plus a pro-rated target bonus for the fiscal year in which the termination occurs. In addition, each Tier 1 and Tier 2 executive will receive full accelerated vesting of all outstanding equity grants and a 2-year time period to exercise any stock options included in such equity awards.

The Severance Plan also provides for payment of health benefits continuation for a maximum of 18 months and outplacement services for a maximum of 12 months and $25,000 for Tier 1 and Tier 2 executives.

Any future Tier 3 executives will be eligible for cash severance, equity acceleration and health benefits in an amount to be determined by the Compensation Committee.

Further, pursuant to the terms of the Severance Plan Participation Agreements, any existing employment or severance agreement between the Company and the participant was immediately terminated and replaced with the provisions of the Severance Plan, subject to limited exceptions required to comply with the requirements of Internal Revenue Code Section 409A. As of the Effective Date, the Company had employment agreements with its President and Chief Executive Officer, John C. Pescatore, its Chief Technical Officer, Frank Creede, and its Executive Vice President and Secretary, Richard Rohmann. Each Severance Plan Participation Agreement also provides that any equity award agreements held by a participant as of the Effective Date are amended to provide that the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” as defined in the Severance Plan shall govern the outstanding equity award agreements.

“Cause” as defined in the Severance Plan means (i) the willful and continued failure of the participant to perform substantially the participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Board of Directors with respect to any Tier 1 executive and as determined by the Company’s Chief

Executive Officer with respect to any Tier 2 or 3 executive no earlier than 30 days after a written demand for substantial performance is delivered to the participant, which specifically identifies the manner in which the Company believes that the participant has willfully and continuously failed to perform substantially the participant’s duties with the Company (provided, however, that with respect to any Tier 1 executive, the failure to achieve individual or Company-based performance goals, budgets or targets shall not be deemed to be a failure of the participant to perform his or her duties for purposes of this definition of Cause); (ii) the willful engaging by the participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or participant’s ability to perform his or her duties with the Company; (iii) conviction (including a plea of guilty or no-lo contendere) of a felony; or (iv) a material breach of the restrictive covenants in Section 6(b) of the Severance Plan subject to the cure provisions provided in Section 6(b) of the Severance Plan.

“Good Reason” as defined in the Severance Plan means, without the participant’s consent, (i) a material diminution in the participant’s base salary, other than a material diminution that results from a determination by both the President/CEO and the Chairman that the Company’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers; (ii) a material diminution in the participant’s authority, duties, or responsibilities, which shall include (A) with respect to any participant who is a member of the Board of Directors, any failure of the Board of Directors to appoint or the stockholders of the Company to elect such participant as a member of the Board of Directors, or any removal of participant from the Board of Directors for reasons other than Cause, and (B) with respect to any participant who is a Tier 1 executive, following a Change in Control, a material change in the Company’s long-term business plan or its strategy to increase the value of its FCC licenses; or (iii) any requirement that the participant relocate, by more than 50 miles, the principal location from which the participant performs services for the Company immediately prior to the termination of employment or the occurrence of the Change in Control.

Employee Benefit Plans
2014 Stock Plan

Our 2014 Stock Plan was adopted by our Board of Directors on May 12, 2014 and approved by our stockholders on May 30, 2014.  Initially, 1,200,000 shares of our common stock were authorized and reserved for issuance under our 2014 Stock Plan. This reserve automatically increases on January 1st each year through January 1, 2024 by an amount equal to the lesser of (i) 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31st or (ii) a lesser amount determined by our Board of Directors. Accordingly, 623,651 shares of common stock were added to our 2014 Stock Plan on January 1, 2015 and 714,583 shares of common stock were added on January 1, 2016 and were made available for future issuance under the 2014 Stock Plan.  As a result, an aggregate of 2,538,234 shares have been authorized and reserved for issuance under our 2014 Stock Plan.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in our 2014 Stock Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2014 Stock Plan which expire, are repurchased or are cancelled or forfeited will again become available for issuance under our 2014 Stock Plan. The shares available will not be reduced by awards settled in cash. Shares withheld to satisfy tax withholding obligations will not again become available for grant. The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under our 2014 Stock Plan.

Awards may be granted under our 2014 Stock Plan to our employees, including our officers, directors or consultants, including those of our present or future affiliated entities. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards or other stock-based awards to any eligible participant.

The 2014 Stock Plan is administered by our Compensation Committee. Subject to the provisions of our 2014 Stock Plan, the Compensation Committee determines, in its discretion, the persons to whom, and the times at which, awards are granted, as well as the size, terms and conditions of each award. All awards are evidenced by a written agreement between us and the holder of the award. The Compensation Committee has the authority to construe and interpret the terms of our 2014 Stock Plan and awards granted under our 2014 Stock Plan.

Except to the extent different treatment is provided for pursuant to the terms of our Severance Plan, in the event of a change in control as described in our 2014 Stock Plan, our Compensation Committee may provide generally for one of three effects on awards:

•

Accelerated vesting:  in its discretion, our Compensation Committee may provide for acceleration of the exercisability, vesting and/or settlement in connection with a change in control of each or any outstanding award or portion thereof and shares acquired pursuant thereto.

•

Assumption, continuation or substitution:  the acquirer may, without the consent of any awardee, assume or continue our Company’s rights and obligations under each or any outstanding award or portion thereof immediately prior to the change in control or substitute a substantially equivalent award with respect to the acquirer’s stock.

•

Cash-out of outstanding stock-based awards:  our Compensation Committee may, without the consent of any awardee, determine that each or any award denominated in shares of common stock or portion thereof outstanding and not previously exercised or settled shall be cancelled in exchange for a payment with respect to each vested share in cash, stock or other property.

From April 1, 2015 to March 31, 2016, we awarded certain directors and employees of the company options to purchase 274,000 shares of our common stock with exercises prices of $24.45 to $49.16, with 25% of the option shares vesting on the first anniversary of the applicable grant date and the remainder of the option shares vesting in three equal annual installments thereafter.  During this same period, we also issued performance-based stock options to purchase 50,000 shares of our common stock with an exercise price of $25.81, and we issued 140,722 restricted stock awards and 37,295 performance-based restricted stock units, with the performance-based stock option shares and the performance-based restricted stock units vesting once the performance criteria are attained.

From May 14, 2014 (the date on which our 2014 Stock Plan became effective) through March 31, 2015, we awarded certain directors, employees and contractors of the Company options to purchase 1,390,957 shares of our common stock under our 2014 Stock Plan with exercise prices of $20.00 to $46.23 per share with 25% of the option shares vesting on the first anniversary of the applicable grant date and the remainder of the option shares vesting in three equal annual installments thereafter. During this same period, we also issued a grant of 1,750 restricted stock units.

2010 Stock Plan

Our 2010 Stock Plan was adopted by our Board of Directors and approved by our stockholders. Under the 2010 Stock Plan, there were 49,505 stock options and 126,251 restricted stock units outstanding as of March 31, 2016. We do not currently intend to grant any additional awards under our 2010 Stock Plan.

2004 Stock Plan

Our 2004 Stock Plan was adopted by our Board of Directors and approved by our stockholders. Under the 2004 Plan, there were options to purchase 8,336 shares of our common stock that are vested and outstanding as of March 31, 2016. Our 2004 Stock Plan terminated by its terms, and as a result, no further awards will be issued under our 2004 Stock Plan.

401(k) Plan

Our employees participate in a 401(k) Plan.  The 401(k) Plan does not provide for matching contributions by the Company.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The varied responsibilities, the substantial time commitment and the potential risks of serving as a director for a public company require that we provide adequate compensation for the continued performance of our non-employee directors by offering them compensation that is commensurate with the workload and the demands we place on them. Our non-employee directors are compensated based upon their Board and Board Committee responsibilities.  Messrs. McAuley, O’Brien and Pescatore, who are each executive officers of the Company, receive no separate compensation for their service as directors.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation to offer to our non-employee directors. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors.  In 2015, the Compensation Committee retained Pearl Meyer & Partners, LLC as its independent compensation consultant to assess the Company’s non-employee director compensation program. With the assistance of Pearl Meyer, the Compensation Committee and Board of Directors established the Company’s philosophy to target total compensation for our non-employee directors at the 50th percentile of the market, based on the same peer group used in benchmarking the compensation of our executive officers.

Non-Employee Director Compensation

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2016 (the fiscal year ended March 31, 2016).

Name and Principal Position	Year	Fee (2) ($)	Stock Awards (1) ($)		Option Awards (1) ($)	Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
T. Clark Akers	2016	56,500	65,014	(3)	—	—	—	121,514

Andrew Daskalakis	2016	49,000	65,014	(3)	—	—	—	114,014

Peter Schiff	2016	51,000	65,014	(3)	—	—	—	116,014

John Sites	2016	42,500	65,014	(3)	—	—	—	107,514

(1)These amounts represent the grant date fair value of equity-based awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 11 – Stock Acquisition Rights, Stock Options and Warrants” of our notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2016 filed with the SEC on June 13, 2016.

(2)Represents annual cash retainers for Board service and for service as the chair of one of the standing Board Committees and meeting fees for attending Board meetings.  Commencing on October 1, 2015, the Compensation Committee increased the annual cash retainers for Board service and for service as chair of one of the standing Board Committees and eliminated Board meeting fees.

(3)Represents 2,282 restricted stock awards granted on November 4, 2015, immediately following the 2015 annual meeting of stockholders.  The closing stock price on the date of the grant, which represents the fair value of a share of restricted stock, was $28.49 per share.

Narrative Discussion of the Director Compensation Table

For Fiscal 2016, our non-employee director compensation program consisted of:  (i) annual cash retainers for Board service and for service as the chair of one of the standing Board Committees; (ii) meeting fees for attendance at Board Meetings; and (iii) long-term equity awards consisting of restricted stock awards granted on an annual basis to continuing non-employee directors immediately following the annual meeting of stockholders.  Based on an analysis of the Company’s peer group and the advice provided by Pearl Meyer, the Compensation Committee and Board determined to increase the size of the annual retainers offered to our non-employee directors for their Board service and for their service as the chair of one of the standing Board Committees so that the annual retainers we offer to our non-employee directors would be within the 50th percentile of the annual retainers offered by the companies in our peer group.  At the same time, the Compensation Committee and Board determined to eliminate Board meeting fees.  The changes to the annual retainers and the elimination of the Board meeting fees were effective as of October 1, 2015.  The

Compensation Committee and Board also determined, based on an evaluation of our peer group and the advice of Pearl Meyer, to change the long-term equity awards we offer to our non-employee directors from fully-vested stock options to restricted stock awards.  This change in the long-term equity awards we offer to our non-employee directors became effective for the awards issued to our non-employee directors immediately following our 2015 annual meeting of stockholders on November 4, 2015.

Annual Cash Retainers:  For the period from April 1, 2015 through September 30, 2015, our non-employee directors received the following annual cash retainers:  $25,000 for service on the Board, $10,000 for service as the Audit Committee chair, $5,000 for service as the Compensation Committee chair, and $5,000 for service as the Nominating and Corporate Governance Committee chair.  These annual retainers were paid in 4 equal quarterly installments, payable on the first day of each new calendar quarter.  Commencing on October 1, 2015, our non-employee directors will receive the following annual cash retainers:  $50,000 for service on the Board, $18,000 for service as the Audit Committee chair, $12,000 for service as the Compensation Committee chair, and $8,000 for service as the Nominating and Corporate Governance Committee chair.  These annual retainers are payable in 4 equal quarterly installments on the first day of each new calendar quarter commencing on October 1, 2015.

Meeting Fees:  For the period from April 1, 2015 through September 30, 2015, our non-employee directors received a fee of $1,000 for each Board meeting they attend in person or participate in by telephone.  No meeting fees were paid to our non-employee directors for their attendance or participation in committee meetings.  Commencing on October 1, 2015, no further meeting fees will be paid to our non-employee directors for their attendance at Board or Board Committee meetings.

Long-Term Equity Awards:  For Fiscal 2016, each of our non-employee directors received restricted stock awards for 2,282 shares with a fair value of $28.49 per share, which was the closing bid price of our common stock on the NASDAQ Capital Market on the date of grant. These stock awards were granted on November 4, 2015, immediately following the 2015 annual meeting of stockholders.

For Fiscal 2017, our non-employee directors continuing in office after the date of our 2016 annual meeting of stockholders will receive a grant of restricted stock on the date of such annual meeting with a grant date fair market value equal to approximately $65,000.  Each such annual award will vest on the earlier of (i) immediately prior to the commencement of the next regularly scheduled annual meeting of stockholders or (ii) 12 months from the grant date, subject to accelerated vesting of all unvested amounts in the event of (x) a change of control of the Company or (y) the director’s death, resignation or removal from the Board without cause.

Reimbursement:  Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any related party transaction since April 1, 2015 in which the amount involved exceeds $120,000 and in which any of our directors, named executive officers or any holder of more than 5% of our common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive Compensation” and the transactions set forth below.

May 2015 Registered Follow-On Offering

In May 2015, we completed a registered follow-on public offering of shares of our common stock resulting in the sale of 1,725,000 shares at a purchase price of $40.00 per share, which included 225,000 shares sold pursuant to the underwriters’ exercise of their over-allotment option. Net proceeds were approximately $64.8 million after deducting underwriting discounts and commissions, and estimated offering expenses. Three of our holders who held more than 5% of our outstanding common stock, Cerberus Capital Management, L.P., Owl Creek Asset Management, L.P. and American Financial Group, Inc. (Great American), purchased 500,000 shares, 110,000 shares and 62,500 shares, respectively, of our common stock in the follow-on offering.

Additionally, we have entered into indemnification agreements with our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified

Related Party Transaction Policy

Pursuant to our code of business conduct and ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will be prohibited from entering into a related party transaction with us without the prior approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of seven (7) directors to serve until our 2017 annual meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated each of our seven (7) existing directors for election to our Board at the Annual Meeting.

Vote Required and Board Recommendation

Under our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws the directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the seven director nominees receiving the highest number of “FOR” votes will be elected. If you hold your shares in street name and you do not instruct the broker, bank, trustee or nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of this proposal.

All of our nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR, AND SOLICITS PROXIES IN FAVOR OF, EACH OF OUR DIRECTOR NOMINEES.

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF PKF O’Connor Davies AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PKF O’Connor Davies as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2017.  At the Annual Meeting, we are asking our stockholders to ratify the appointment of PKF O’Connor Davies as our independent auditor because we value our stockholders’ views on our independent auditor, even though the ratification is not required by our Amended and Restated Bylaws or otherwise.  However, the Audit Committee will reconsider the appointment if it is not ratified by our stockholders at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

Representatives of PKF O’Connor Davies are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions. Our Audit Committee appointed PKF O’Connor Davies to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2017 in June 2016.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PKF O’CONNOR DAVIES AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2017.

Audit Related Matters

Audit and Non-Audit Fees

The Audit Committee is responsible for approving the engagement of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

The Audit Committee intends to meet with PKF O’Connor Davies on a quarterly or more frequent basis, as the Audit Committee had done with PKF O’Connor Davies in Fiscal Year 2016. At such times, the Audit Committee has reviewed and will continue to review the services performed by PKF O’Connor Davies, as well as the fees charged for such services.

Principal Accountant Fees and Services

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by PKF O’Connor Davies for Fiscal 2016 and Fiscal 2015.

	2016	2015
Audit fees	$216,350	$211,250
Audit-related fees	—	—
Tax fees	36,106	15,000
Other fees	—	—
Total	$252,456	$226,250

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statements for our May 2015 follow-on offering, June 2014 and January 2015 private placements, along with our initial public offering. Included in Fiscal 2016 is $59,250 of fees billed in connection with our follow-on offering.  Included in the fiscal year 2015 audit fees is $115,750 of fees billed in connection with our private placements and initial public offering.

Audit-Related Fees. There were no such fees incurred in Fiscal 2016 or Fiscal 2015.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by PKF O’Connor Davies, LLP.

All Other Fees. We did not incur any other fees in Fiscal 2016 or Fiscal 2015.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

The Audit Committee has determined that all services provided by PKF O’Connor Davies to date are compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on June 13, 2016 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of three directors, each of whom is an “independent director” as defined under the listing standards for the NASDAQ Stock Market and the rules and regulations of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by our Board. A copy of the charter is available on the Company’s website at www.pdvwireless.com.

Our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, PKF O’Connor Davies, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with PKF O’Connor Davies to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of PKF O’Connor Davies the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with PKF O’Connor Davies, with and without management present, to discuss the overall scope of PKF O’Connor Davies’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from PKF O’Connor Davies required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with PKF O’Connor Davies its independence, and satisfied itself as to the independence of PKF O’Connor Davies.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended March 31, 2016, 2015 and 2014, be included in the Company’s Annual Report and filed with the SEC.

The Audit Committee of the Board of Directors:

T. Clark Akers, Chair

Peter G. Schiff

John C. Sites

OTHER MATTERS

The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  In addition, the Company has hired Alliance Advisors, at an estimated cost of $8,500, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2017 annual meeting must do so by sending the proposal to our Corporate Secretary at pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2017 annual meeting is March 3, 2017. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2017 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before March 3, 2017, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after March 3, 2017, will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.

Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date on of the 2016 Annual Meeting (i.e., August 10, 2017) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters as required by our Amended and Restated Bylaws. Therefore, to be presented at our 2017 annual meeting, such a proposal must be received by the Company on or after April 12, 2017 but no later than May 12, 2017. If the date of the 2017 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2016 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another pdvWireless, Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to:  pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn:  Corporate Secretary, telephone (973) 771-0300. Upon your request, we will promptly deliver a separate copy to you. The Annual Report and Proxy Statement are also available at http://www.viewproxy.com/pdvWireless/2016.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also write to:  Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, Attention:  Compliance Department, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or pdvWireless, Inc. at the contact information listed above, to request information about householding.

ANNUAL REPORT ON FORM 10-K

The Company filed an Annual Report on Form 10-K for the year ended March 31, 2016 with the Securities and Exchange Commission. A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention:  Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered to be proxy-soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

John C. Pescatore

Chief Executive Officer and President

June 29, 2016

pdvWireless, Inc.
2016 Annual Meeting of Stockholders August 10, 2016 9:00 AM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Timothy Gray and Thomas Sidman, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of pdvWireless, Inc. that the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders to be held at 09:00 AM, EDT on August 10, 2016, at the Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Daylight Time, August 9, 2016.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting:

The Annual Report & Proxy Statement are available at http://www.viewproxy.com/pdvWireless/2016.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.